Sub-Item 77 Q Exhibits 1(e) Amendments to Investment Advisory Contracts

Amendment to Subadvisory Agreement - Mellon Capital Management Corporation,
re: Broad Market Index Fund effective January 18, 2013 is herein incorporated herein by reference to exhibit (d) (133) of Post-Effective No. 45 filed on April 30, 2013

Amendment to Subadvisory Agreement - Mellon Capital Management Corporation,
re: Core Bond Index Fund effective January 18, 2013 is herein incorporated herein by reference to exhibit (d) (134) of Post-Effective No. 45 filed on April 30, 2013

Amendment to Subadvisory Agreement - Mellon Capital Management Corporation,
re: Mid/Small Company Index Fund effective January 18, 2013 is herein incorporated herein by reference to exhibit (d) (135) of Post-Effective
No. 45 filed on April 30, 2013

Amendment to Subadvisory Agreement -
Mellon Capital Management Corporation, re: Overseas Equity Index Fund
effective January 18, 2013 is herein incorporated herein by reference to exhibit (d) (136) of Post-Effective No. 45 filed on April 30, 2013

Amendment to Subadvisory Agreement - Mellon Capital Management Corporation,
re: 500 Stock Index Fund effective January 18, 2013 is herein incorporated herein by reference to exhibit (d) (137) of Post-Effective No. 45 filed on April 30, 2013

Subadvisory Agreement - STW Fixed Income Management LLC
re: Low Duration Bond Fund effective April 2, 2013 is herein incorporated herein by reference to exhibit (d) (138) of Post-Effective No. 45 filed on April 30, 2013

Amendment to Subadvisory Agreement -Walter Scott & Partners,
Limited re: International Fund effective May 1, 2013 is herein incorporated herein by reference to exhibit (d) (139) of Post-Effective No. 45 filed on April 30, 2013